Consolidated Financial Statements

Safety and Ecology
Holdings Corporation

Years ended June 30, 2007 and 2006
with Report of Independent Auditors

Safety and Ecology Holdings Corporation

Consolidated Financial Statements

Years ended June 30, 2007 and 2006

Report of Independent Auditors

Board of Directors
Safety and Ecology Holdings Corporation

We have audited the accompanying consolidated balance sheets of Safety and Ecology Holdings Corporation and subsidiaries (the “Company”) as of June 30, 2007 and 2006, and the related statements of operations, shareholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of Safety and Ecology Corporation Limited (“SECL”), a wholly owned subsidiary, which statements reflect total assets of $4,722,551 and $4,724,917 and total liabilities of $3,013,910 and $2,553,276 as of June 30, 2007 and 2006, respectively, and total revenues of $2,821,853 and $6,493,265 for the years ended June 30, 2007 and 2006, respectively. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included for SECL, is based solely on the report of the other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Safety and Ecology Holdings Corporation and subsidiaries as of June 30, 2007 and 2006, and the consolidated results of their operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/Coulter & Justus, P. C.

October 2, 2007

Safety and Ecology Holdings Corporation

Consolidated Balance Sheets

	June 30
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$1,056,984	$1,101,568
Trade accounts receivable (less allowance for bad
debts of $29,541 in 2007 and $58,996 in 2006)	9,821,917	9,023,606
Costs and estimated earnings in excess of billings	3,313,408	2,871,853
Retainages receivable	781,751	652,985
Refundable income taxes	286,590	221,400
Prepaid expenses and other current assets	561,547	387,651
Employee receivables	121,061	84,155
Deferred income taxes	195,118	393,486
Total current assets	16,138,376	14,736,704

Property, plant and equipment:
Buildings	-	287,466
Furniture and fixtures	418,065	414,908
Machinery and equipment	7,372,835	7,051,222
Automobiles and trucks	1,978,884	1,842,592
	9,769,784	9,596,188
Less accumulated depreciation	7,639,210	6,116,946
	2,130,574	3,479,242
Assets under capital leases (less accumulated
amortization of $1,281,284 in 2007 and $579,916 in 2006)	2,805,732	811,887
Net property, plant and equipment	4,936,306	4,291,129

Other assets:
Deposits and other assets	140,670	724,903
Note receivable from related party	725,772	685,493
Total other assets	866,442	1,410,396

Total assets	$21,941,124	$20,438,229

	June 30
	2007	2006
Liabilities and shareholders’ equity
Current liabilities:
Trade accounts payable	$4,463,421	$3,982,632
Accrued compensation	2,107,301	2,767,736
Other accrued liabilities	306,677	735,956
Billings in excess of costs and estimated earnings	498,040	902,101
Current portion of long-term debt	6,204,054	444,750
Current portion of capital lease obligations	859,963	405,896
Total current liabilities	14,439,456	9,239,071

Long-term liabilities:
Deferred income taxes	232,471	296,567
Long-term debt, less current portion	-	5,389,895
Capital lease obligations, less current portion	2,105,583	494,769
Note payable to related party	18,000	18,000
Minority interest in consolidated subsidiaries	61,047	129,836
Total long-term liabilities	2,417,101	6,329,067
Total liabilities	16,856,557	15,568,138

Shareholders’ equity:
Preferred stock; $0.001 par value :
Authorized shares – 1,000,000
Issued and outstanding shares – 20,000	20	20
Class A Common stock; $0.001 par value:
1,000,000 shares authorized, issued and outstanding	1,000	1,000
Class B Common stock; $0.001 par value:
Authorized shares - 3,000,000
Issued and outstanding shares – 69,857 in 2007 and
22,436 in 2006	70	23
Additional paid-in capital	2,093,356	2,030,624
Retained earnings	2,636,045	2,836,219
Accumulated other comprehensive income-foreign
currency translation adjustments	354,076	2,205
Total shareholders’ equity	5,084,567	4,870,091
Total liabilities and shareholders’ equity	$21,941,124	$20,438,229
See accompanying Notes to Consolidated Financial Statements.

Safety and Ecology Holdings Corporation

Consolidated Statements of Operations

	Year ended June 30
	2007	2006

Net contract revenues	$50,351,402	$62,160,960

Contract costs and expenses	38,098,612	49,125,167
Gross margin on contracts	12,252,790	13,035,793

General and administrative expenses (including rent expense $344,028 in
of $344,028 to affilated company in 2007 and 2006)	11,929,371	12,414,973
Operating income	323,419	620,820

Other income (expense):
Interest income	99,848	84,871
Interest expense	(641,512)	(512,480)
Net other expense	(541,664)	(427,609)

Income before income taxes	(218,245)	193,211

Provision for income tax expense (benefit):
Current	(247,673)	(164,449)
Deferred	133,988	(45,849)
Net provision for income tax benefit	(113,685)	(210,298)

(Loss) income before minority interest in gain or loss
of consolidated subsidiaries	(104,560)	403,509

Minority interest in gain (loss) of consolidated subsidiaries	(68,789)	124,059

Net (loss) income	$(35,771)	$279,450

See accompanying Notes to Consolidated Financial Statements.

Safety and Ecology Holdings Corporation

Consolidated Statements of Shareholders’ Equity

									Accumulated
			Common Stock				Additional		Other
	Preferred		Class A		Class B		Paid-In	Retained	Comprehensive
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	(Loss) Income	Total

Balance at June 30, 2005	20,000	$20	1,000,000	$1,000	33,721	$34	$2,044,719	$2,725,526	$(19,741)	$4,751,558
Net income	-	-	-	-	-	-	-	279,450	-	279,450
Common stock redemptions	-	-	-	-	(11,285)	(11)	(14,095)	(8,463)	-	(22,569)
Dividends paid	-	-	-	-	-	-	-	(160,294)	-	(160,294)
Cumulative translation adjustments	-	-	-	-	-	-	-	-	21,946	21,946
Balance at June 30, 2006	20,000	20	1,000,000	1,000	22,436	23	2,030,624	2,836,219	2,205	4,870,091
Net loss	-	-	-	-	-	-	-	(35,771)	-	(35,771)
Common stock redemptions	-	-	-	-	(5,142)	(5)	(3,444)	(4,294)	-	(7,743)
Stock compensation	-	-	-	-	52,563	52	66,176	-	-	66,228
Dividends paid	-	-	-	-	-	-	-	(160,109)	-	(160,109)
Cumulative translation adjustments	-	-	-	-	-	-	-	-	351,871	351,871
Balance at June 30, 2007	20,000	$20	1,000,000	$1,000	69,857	$70	$2,093,356	$2,636,045	$354,076	$5,084,567

See accompanying Notes to Consolidated Financial Statements.

Safety and Ecology Holdings Corporation

Consolidated Statements of Cash Flows

	Year ended June 30
	2007	2006
Operating activities
Net (loss) income	$(35,771)	$279,450
Adjustments to reconcile net (loss) income to net cash
provided by operating activities:
Minority interest in (loss) income of consolidated subsidiaries	(68,789)	124,059
Depreciation and amortization	2,426,866	2,399,046
Stock compensation	66,229	-
Gain on disposal of assets	(109,163)	-
Deferred income taxes	133,988	(45,849)
Provision for doubtful accounts	29,455	(20,000)
Changes in operating assets and liabilities:
Receivables	(216,031)	1,724,547
Costs and estimated earnings in excess of billings	(442,967)	3,165,676
Prepaid expenses and other current assets	448,479	172,800
Accounts payable, accrued expenses and other liabilities	(748,864)	(2,992,661)
Billings in excess of costs and estimated earnings	(404,061)	(813,656)
Net cash provided by operating activities	1,079,371	3,993,412

Investing activities
Purchases of property, plant and equipment	(504,646)	(661,820)
Proceeds from sales of property, plant and equipment	306,839	130,776
Repayments on loans from related parties	(40,279)	(27,881)
Net cash used in investing activities	(238,086)	(558,925)

Financing activities
Net change in note payable	-	(1,977,997)
Payments on long-term debt	369,406	(831,770)
Payments on related party note payable	-	(3,500)
Payments on capital lease obligation	(630,332)	(389,183)
Payment of dividends on preferred stock	(160,109)	(160,294)
Common stock redemption	(7,743)	(22,569)
Net cash used in financing activities	(428,778)	(3,385,313)

Effect of exchange rate changes on cash and cash equivalents	(457,091)	40,060

Net (decrease) increase in cash and cash equivalents	(44,584)	89,234
Cash and cash equivalents at beginning of year	1,101,568	1,012,334
Cash and cash equivalents at end of year	$1,056,984	$1,101,568

Safety and Ecology Holdings Corporation

Consolidated Statements of Cash Flows (continued)

	Year ended June 30
	2007	2006

Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$641,512	$511,214
Net cash refunded for income taxes	(199,326)	(272,189)

During 2007, the Company incurred capital lease obligations totaling $2,695,212 in connection with lease agreements to acquire machinery and equipment.

See accompanying Notes to Consolidated Financial Statements.

Safety and Ecology Holdings Corporation

Notes to Consolidated Financial Statements

June 30, 2007

1. Description of Business and Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of Safety and Ecology Holdings Corporation (the “Company”) and its majority-owned subsidiaries, Safety and Ecology Corporation, SEC Federal Services, SEC Closure Alliance and Safety and Ecology Corporation Limited (“SECL”). SECL, a United Kingdom corporation, began operations in 2004. SECL had total assets of $4,722,551 and $4,724,917 and total liabilities of $3,013,910 and $2,553,276 as of June 30 2007 and 2006, respectively, and total revenues and a net loss of $2,821,853 and $662,754, respectively, in 2007 and total revenues and net income of $6,493,265 and $565,830, respectively, in 2006.

Minority Interest

Minority interest represents the minority shareholders’ proportionate share of the equity and the income or loss of SEC Closure Alliance (“SCA”), of which the Company holds a 50% interest. SCA is in the process of winding up its operations. The Company has recorded a minority interest liability equal to the amount payable to its minority members.

Description of Business

The Company is primarily engaged in the business of providing project management and consulting services in the environmental and waste management field and has customers throughout the United States. SECL provides a comprehensive range of specialist environmental engineering consulting services and has customers throughout the United Kingdom.

The Company operates on a fiscal year ending June 30. All references in these financial statements are to the fiscal year-end unless otherwise specified.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Property, Plant and Equipment

Property, plant and equipment is stated at cost. Major renewals and improvements are capitalized, while replacements, maintenance and repairs, which do not improve or extend the life of the respective assets, are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

Revenues and Cost Recognition

Revenues are derived primarily from services performed under time and materials and fixed fee contracts. Revenues and costs derived from fixed price contracts are recognized using the percentage of completion (efforts expended) method.

Safety and Ecology Holdings Corporation

Notes to Consolidated Financial Statements (continued)

1. Description of Business and Summary of Significant Accounting Policies (continued)

Revenues and Cost Recognition (continued)

Contract costs include all direct labor, materials, and other non-labor costs and those indirect costs related to contract support, such as fringe benefits, overhead labor, supplies, tools, repairs and equipment rental. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Because of inherent uncertainties in estimating costs, it is at least reasonably possible the estimates used will change within the near term.

The asset, “costs and estimated earnings in excess of billings”, represents revenues recognized in excess of billed amounts. The liability, “billings in excess of costs and estimated earnings”, represents billings in excess of revenues recognized.

Recognition of Losses on Receivables

Trade accounts receivable are recorded at their estimated net realizable values using the allowance method. The Company generally does not require collateral from customers. Management periodically reviews accounts for collectability, including accounts determined to be delinquent based on contractual terms. An allowance for doubtful accounts is maintained at the level management deems necessary to reflect anticipated credit losses. When accounts are determined to be uncollectible, they are charged off against the allowance for bad debts.

Capital Stock

The total number of shares which the Company shall have authority to issue is 5,000,000 shares of stock, of which 4,000,000 shares are designated as shares of Common Stock, par value $0.001 per share; and 1,000,000 shares are designated as shares of Preferred Stock, par value $0.001 per share. The Common Stock is further divided into two classes consisting of Class A Common Stock and Class B Common Stock. Holders of Class A and B Common Stock are entitled to three and one vote(s) per share, respectively. The Board reserves the right to establish preferences for Preferred Stock.

In the event of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the net assets of the Company available for distribution after payments to be made to holders of Preferred Stock, if any, shall be divided on a pro rata basis among the holders of Common Stock, regardless of class.

Cash and Cash Equivalents

The Company considers all investments with a maturity of three months or less when purchased to be cash equivalents. Cash consists of cash on hand and deposits in banks. Cash equivalents are comprised of funds held in a money market mutual fund, which is collateralized by the Company’s proportionate share of the underlying assets.

Safety and Ecology Holdings Corporation

Notes to Consolidated Financial Statements (continued)

1. Description of Business and Summary of Significant Accounting Policies (continued)

Stock-Based Compensation

The Company sponsors a stock-based employee compensation plan (the 2001 Equity Incentive Plan), which is described more fully in Note 6. As permitted by SFAS 148 and 123, the Company has chosen to apply the intrinsic value method provided for by APB Opinion 25, “Accounting for Stock Issued to Employees,” and related interpretations in accounting for stock-based compensation awarded to employees. During 2007, the Company issued 52,563 shares of Class B Common Stock, with a calculated value, as determined by the Company, of $1.26 per share, under this plan and recognized $66,229 in compensation cost associated with the award.

Foreign Currency

The financial statements of SECL are translated using exchange rates in effect at year-end for assets and liabilities and average exchange rates during the year for results of operations. The related translation adjustments are reported as a separate component of shareholders’ equity.

Reclassifications

Certain amounts in the prior year have been reclassified to conform with current year classifications.

2. Note Payable and Long-Term Debt

Long-term debt is summarized as follows as of June 30:

	2007	2006

Note payable, repaid in 2007	$-	$444,750
Operating line of credit	5,276,068	4,407,909
Equipment term note	927,986	981,986
	6,204,054	5,834,645
Less current portion	6,204,054	444,750
Long-term portion	$-	$5,389,895

The Company has a loan agreement with a financial institution to provide funding for operations and equipment purchases. The loan agreement is secured by substantially all of the Company’s assets and provides for two lines of credit (“Operating Line of Credit” and “Equipment Line of Credit”). The agreement provides the Company the ability to borrow up to $9,000,000 under the Operating Line of Credit ($5,276,068 drawn as of June 30, 2007). Interest is payable monthly at the applicable margin rate above the LIBOR rate (8.07% at June 30, 2007). The agreement matures in November 2007. During 2007, the Equipment Line of Credit was converted to a term note which provides for monthly installments of $27,000 plus interest at LIBOR plus the applicable margin (8.07% at June 30, 2007) through November 2007 when the unpaid balance is due.

Safety and Ecology Holdings Corporation

Notes to Consolidated Financial Statements (continued)

2. Note Payable and Long-Term Debt (continued)

The Operating Line of Credit also provides for the issuance of up to $9,000,000 in letters of credit. The letters of credit are limited to the amount available to be drawn on the Operating Line of Credit, considering outstanding letters of credit. The Company has $1,046,600 in letters of credit maturing between September 2007 and January 2008 outstanding as of June 30, 2007 (of which $146,000 is collateralized with cash). As of June 30, 2007, the Company had $2,677,332 available under the Operating Line of Credit agreement. The loan agreement contains certain covenants regarding the maintenance of various financial ratios; although the Company was in violation of certain of these covenants, waivers were not sought as the Company is in the process of negotiating a new credit facility.

3. Note Payable to Related Party

The Company has a note payable to a related party in the amount of $18,000 as of June 30, 2007 and 2006. The note is unsecured, bears interest at 12% and is due in December 2009. Interest paid on this note totaled $2,160 in 2007 and $2,400 in 2006.

4. Note Receivable from Related Party

All the Company’s Class A Common Stock is owned by the Company’s Chief Executive Officer. The Company granted the Chief Executive Officer the ability to borrow a maximum of $1,500,000 from the Company. The agreement provides for interest to be received based on the effective applicable blended federal rate for loans published in the U.S. Master Tax Tables (4.32% as of June 30, 2007). The amount outstanding under this agreement was $725,722 and $685,493 as of June 30, 2007 and 2006, respectively, and is due on demand. The Company does not require collateral on this loan. Interest on this loan totaled $32,026 in 2007 and $9,593 in 2006.

5. Employee Benefit Plans

The Company has a 401(k) profit sharing plan covering substantially all its employees. Employees are allowed to make before-tax contributions to the plan, through salary reductions, up to the legal limits as described under the Internal Revenue Code. The Company matches fifty percent (50%) of employee contributions up to six percent (6%) of employee compensation. Effective January 1, 2007, the Company amended the plan so that the Company match is discretionary. The Company’s contributions to the plan totaled $299,198 in 2007 and $493,890 in 2006.

SECL has a group stakeholder pension scheme for the benefit of its employees. The plan covers substantially all SECL employees and provides for SECL to contribute at least three percent of the eligible employee’s compensation to the plan. SECL contributed approximately $27,000 and $39,000 to the plan in 2007 and 2006, respectively.

Safety and Ecology Holdings Corporation

Notes to Consolidated Financial Statements (continued)

6. Equity Incentive Plan

The Company has adopted the 2001 Equity Incentive Plan (the “Plan”) which allows the Company to award a variety of incentive awards to selected employees, directors and consultants of the Company. A maximum of 3,000,000 shares of Class B Common Stock are authorized for issuance under the Plan in connection with awards of incentive stock options, non-qualified options, restricted stock awards, stock appreciation rights, performance shares, dividend equivalent payments or other stock based awards.

During 2003, there were 29,448 shares of Class B Common Stock issued under this plan with a weighted average fair market value of $1.25 per share as determined by the Company, based on a pricing model approved by the Company’s board of directors, which considered the Company’s earnings before interest, taxes, depreciation and amortization. The awards vested upon issuance.

In 2003, pursuant to the 2001 Equity Incentive Plan, the Company granted options to purchase 79,732 shares of Class B Common Stock of the Company. Under the Plan, the options vested in January and July of each year through 2004. All options under the Plan must be exercised within ten years of vesting or they will expire. The following table summarizes information about stock options:

	Options	Exercise Price

Outstanding and exercisable at July 30, 2005	56,694	$1.25
Expired	(21,433)
Outstanding and exercisable at June 30, 2006	35,261	$1.25
Expired	(8,216)
Outstanding and exercisable at June 30, 2007	27,045	$1.25

The options have a weighted average contractual live of 5 years as of June 30, 2007. The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: (a) dividend growth rate of 0%; (b) expected volatility of 0%; (c) risk-free interest rate of 5.08%; (d) expected lives of 10 years.

7. Leases

The Company has a lease agreement for office space with a company related by a common ownership interest. The Company recognized rent expense under this agreement of $344,028 in 2007 and 2006. The lease is payable in monthly installments of $28,688 through 2008 and may be extended for two additional years.

Safety and Ecology Holdings Corporation

Notes to Consolidated Financial Statements (continued)

7. Leases (continued)

The Company leases certain equipment under capital lease agreements. The initial lease term is generally five years and expires at various dates though January 2012. Amortization of capital leases is included with depreciation expense in the accompanying consolidated financial statements. The Company also leases other equipment under noncancelable operating leases expiring on various dates through 2008. SECL also leases office space and certain equipment under noncancelable operating leases expiring on various dates through 2010. Total rental expense for all noncancelable operating leases, excluding the related party office lease above, totaled $367,500 in 2007 and $160,587 in 2006.

Future minimum lease payments (including leases held by SECL), by year and in the aggregate, consist of the following as of June 30, 2007:

		Operating Leases
	Capital Leases	Related Party	Other	Total

2008	$1,085,392	$344,028	$48,920	$1,478,340
2009	599,641	-	35,550	635,191
2010	599,641	-	29,626	629,267
2011	599,641	-	-	599,641
2012	706,236	-	-	706,236
	3,590,551	$344,028	$114,096	$4,048,675
Less amounts representing interest	(625,005)
Total (including $859,963 classified as current)	$2,965,546

8. Redeemable Preferred Stock

During 2003, the Company sold 20,000 shares of preferred stock to an investor for $2,000,000. The preferred stock provides for an 8% dividend payable monthly and is redeemable at $100 per share at the option of the Company or by the investor with written notice upon the earlier of March 28, 2008, or the date of a “Change of Control”, as defined in the related stock purchase agreement. In consideration of the stock purchase agreement, the Company also issued a stock purchase warrant entitling the investor to purchase up to 42,872 shares of common stock at $0.01 per share at any time until March 28, 2013.

Safety and Ecology Holdings Corporation

Notes to Consolidated Financial Statements (continued)

9. Significant Customers

During 2007, the Company had two customers which accounted for 44% and 10%, respectively, of contract revenues. As of June 30, 2007, there were five customers who comprised 81% of customer receivables.

During 2006, the Company had one customer which accounted for 44% of contract revenues. As of June 30, 2006, there were three customers which comprised 65% of customer receivables.

10. Concentration of Credit Risk

As of June 30, 2007, the Company’s held cash equivalents of $1,131,407 in a money market mutual fund which is not insured or guaranteed by the Federal Deposit Insurance Corporation. Credit risk is subject to the underlining proportionate share of the assets held in the money market mutual fund.

11. Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities are as follows as of June 30:

	2007	2006
Deferred tax assets:
Accrued vacation	$109,125	$112,531
Allowance for bad debts	11,311	22,590
Other	120,442	39,334
Net operating loss carryforwards	24,662	266,071
Total deferred tax assets	265,540	440,526
Deferred tax liabilities:
Prepaid expenses	(74,381)	(47,040)
Tax over book depreciation:
United States	(228,512)	(292,130)
Non-United States	-	(4,437)
Total deferred tax liabilities	(302,893)	(343,607)
Net deferred tax (liabilities) assets	(37,353)	96,919
Less portion classified as current asset	195,118	393,486
Portion classified as long-term liability	$(232,471)	$(296,567)

During 2006, the Company reduced its valuation allowance for deferred tax assets by $350,021.

Safety and Ecology Holdings Corporation

Notes to Consolidated Financial Statements (continued)

11. Income Taxes (continued)

Significant components of the provision for income tax expense (benefit) are as follows:

	2007	2006
Current:
United States-Federal	$24,720	$(455,184)
Non-United States	(272,393)	290,735
Total current	(247,673)	(164,449)
Deferred:
United States:
Federal	124,108	(3,631)
State	14,601	(427)
Total United States	138,709	(4,058)
Non-United States	(4,721)	(41,791)
Total deferred	133,988	(45,849)
Net provision for income tax benefit	$(113,685)	$(210,298)

The Company has approximately $10,000 in net operating loss carryforwards available to offset future federal taxable income. These carryforwards were generated in 2006 and expire in 2027. The Company also has state net operating loss carryforwards of approximately $575,000 available to offset future state taxable income. These carryforwards expire in 2021 and 2022.

The reconciliation of income tax attributable to continuing operations computed at the U.S. federal statutory tax rates to income tax benefit recorded is as follows:

	2007	2006

Tax at U.S. statutory rates	$(74,203)	$65,692
State income taxes, net of federal tax benefit	14,601	(427)
Higher effective income taxes of other countries	42,441	(28,079)
Change in valuation allowance for deferred tax assets	-	(350,021)
Other-net	(96,523)	102,537
Net provision for income tax benefit	$(113,685)	$(210,298)

12. Contingencies

During the ordinary course of business, the Company is subject to various other disputes and claims pertaining to contracts, and there are uncertainties surrounding the ultimate resolution of these matters. Because of these uncertainties, it is at least reasonably possible the amounts recorded will change within the near term.

13. Changes in Estimates

Revisions in contract profits are made in the period in which circumstances requiring the revision become known. The effect of changes in estimates of contract profits was to decrease net income by approximately $354,000 in 2007 and increase net income by approximately $100,000 in 2006, from that which would have been reported had the revised estimates been used as the basis of recognition of contract profits in the proceeding period.

Safety and Ecology Holdings Corporation

Notes to Consolidated Financial Statements (continued)

14. Events (Unaudited) Subsequent to the Date of the Report of Independent Auditors

On March 13, 2008, the Company entered into (1) an Agreement and Plan of Merger and (2) a Stock Purchase Agreement (collectively, the “Merger and Stock Purchase Agreement”) with Homeland Security Capital Corporation (“HSCC”) and HSCC Acquisition Corp. which provided for HSCC Acquisition Corp. to be merged with and into the Company. In exchange for all of the issued and outstanding Company common stock, the shareholders of the Company received (1) 550,000 shares of HSCC Series I 12% Preferred Stock with a stated value of $3,300,000; (2) warrants to purchase up to 22,000,000 shares of HSCC common stock; (3) unsecured promissory notes of the Company of $2,000,000; and (4) $3,900,000 in cash. The Company shareholders may receive an additional $6,000,000 in HSCC common stock if certain performance criteria are met. Immediately following this transaction, HSCC controlled 100% of the voting power of the Company.

Pursuant to the Merger and Stock Purchase Agreement, the Company authorized and issued 10,550,000 shares of 8% Series A Convertible Preferred Stock to HSCC for $10,550,000. The holders of the preferred stock, subject to certain conditions, have the right to designate a majority of the Company’s Board of Directors.

Concurrent with the Merger and Stock Purchase Agreement the Company redeemed all of its issued and outstanding Preferred Stock for $2,000,000 and settled the related stock purchase warrant for $446,334. Additionally, the Company repaid its Operating Line of Credit (and related letters of credit) and Equipment Line of Credit.

On March 17, 2008, the Company obtained an $8,000,000 revolving line of credit available for working capital needs. The line of credit bears interest at LIBOR plus a margin (ranging between 1.2% and 1.9% determined quarterly) and matures March 17, 2010.